Exhibit 99.1


 Heinz Previews Strong Third Quarter Sales and Profit Results

    Heinz Projects Results for Q3 FY07 versus Q3 FY06 continuing operations, excluding special items in the prior year:

    --  Sales Growth of approximately 5%

    --  Operating Profit Growth of approximately 9%

    --  EPS Growth of approximately 30%

    --  Marketing Increase of more than 20%

    Business Editors/Analysts
    Consumer Analyst Group of New York (CAGNY) Conference

    PITTSBURGH--(BUSINESS WIRE)--Feb. 20, 2007--H. J. Heinz Company (NYSE:HNZ) Chairman, President and CEO William R. Johnson today previewed the Company's third quarter results at the Consumer Analyst Group of New York (CAGNY) Conference in Scottsdale, Arizona. (Third quarter results will be announced on February 27.) Mr. Johnson said that Heinz expects excellent third quarter operating profit growth of around 9 percent on sales growth of approximately 5 percent, with anticipated third quarter EPS growth of approximately 30 percent. He also said that Heinz is comfortably on track to meet its full-year EPS projection of $2.35 to $2.39, an increase of 12 to 14 percent versus last year.

    Heinz's strong sales and profit growth for FY07 is being driven by its strategic focus on innovation and increased marketing support in key markets, including the U.S. retail business, the Pacific and emerging Asian markets. In addition, the Company is seeing improving performance in its European business led by encouraging results in U.K. grocery, Weight Watchers(R) from Heinz(R) healthy meals and desserts and strong volume growth in Italian infant feeding.

    Mr. Johnson said, "We now expect to increase consumer marketing by almost $60 million this year. This represents a more than 20 percent increase from last year and is well above our original commitment. We also expect to maintain our recent trend of double-digit increases in R&D spending."

    Mr. Johnson said, "We expect consumer-driven innovation and focused marketing in categories and markets where the Company has strong brands, category leadership, and other unique competitive advantages especially in health and wellness to help Heinz sustain the Company's momentum through FY 2008. Importantly, recent productivity gains have enabled us to invest aggressively in current and future growth with over 200 new products planned for 2008."

    Mr. Johnson continued, "I am extremely pleased with where the Company is today. Over the last few years we have worked hard to become an attractive, forward-looking food company with substantial opportunities for further growth and development. We are blessed with exceptional brands, capable people and expansive global reach. Our top 15 brands, led by the three billion dollar Heinz brand, now deliver close to 70 percent of sales. Our portfolio includes thirteen one-hundred million-dollar-plus brands with organic growth projected to add four more by FY2009."

    Mr. Johnson said that Heinz is meeting or exceeding the productivity targets outlined in the Company's Superior Value and Growth Plan for Fiscal Years 2007 and 2008, which was announced last June.

    For Fiscal 2007, Heinz expects to:

    -- Achieve global supply chain savings of more than $175 million this year, topping the $165 million target;

    -- Reduce global deals and allowances spending to 17.2 percent of sales this year from 18.1 percent last year;

    --  Exit at least 15 plants as planned; and

    --  Be 10 percent ahead of its SG&A savings target.

    Finally, Mr. Johnson said that since Fiscal 2004, Heinz has increased its dividend by $.32 per share or 30 percent and expects to have repurchased almost $1.4 billion of Heinz stock by year-end, reducing shares outstanding by 8.4 percent."

    Heinz North America

    Dave Moran, President and CEO of Heinz North America, said that the North America Consumer Products business expects to extend its long streak of consecutive quarters of profit growth in the third quarter.

    Mr. Moran said that the process of integrating the U.S. Foodservice and U.S. Consumer Products businesses will begin on May 1. Additionally, working media (television, print, and radio advertising) in the combined business is expected to increase by more than 50 percent in FY08 in support of key brands. "As part of the increase in media spending, we intend to tap into America's love affair with Heinz(R) Ketchup," Mr. Moran said.

    Mr. Moran also indicated that its North American businesses have a two-year pipeline of consumer-tested innovation to fuel continued growth. Recent launches include Bagel Bites To Go(TM) and Delimex To-Go(TM) snacks and Weight Watchers (R) Smart Ones(R) Anytime Selections(TM), a line of convenient handheld meals with the great taste and nutritional strengths consumers expect.

    Europe

    Scott O'Hara, President and CEO of Heinz Europe, said, "Heinz's U.K. business has responded positively to the streamlining of the portfolio, the rebuilding of its leadership team, and the strengthening of its business processes and investments in innovation. Consequently, 85 percent of our U.K. portfolio is now growing volume share."

    The Heinz brand is iconic in the U.K., with over 94 percent of consumers buying Heinz(R) products last year. Mr. O'Hara said that Heinz(R) Cream of Tomato Soup alone is bigger than any other U.K. soup brand. Additionally, Heinz Baked Beans continues to be a British favorite, selling 1.5 million cans daily.

    Mr. O'Hara said, "On the strength of our product innovation, packaging upgrades, and advertising support, Heinz has recently achieved record volume share in the (Beans) category of more than 60 percent." In the current quarter, Heinz U.K. is launching a cross category promotion called Dreamz Meanz Heinz, which will be featured on 128 million product packs across both retail and foodservice channels.

    Mr. O'Hara said that he expects Heinz Europe to launch more than 100 items in Fiscal 2008 supported by sharply increased consumer marketing.

    Commenting on the European frozen business, Mr. O'Hara said: "Our European frozen meals and desserts business is rebounding on the strength of our re-launch of the Weight Watchers from Heinz(R) brand. The brand has grown volume 6 percent year-to-date and is currently on TV for the first time in several years to support new packaging and six new entree and dessert varieties during the important diet season."

    In Italy, Mr. O'Hara noted that Plasmon(R) was enjoying its highest market shares in six years driven by a hard-hitting marketing and advertising campaign.

    ###

    This release discusses earnings from continuing operations excluding Fiscal Year 2006 special items. The most directly comparable GAAP financial measures and reconciliations to non-GAAP financial measures are set forth in the Forms 8-K and its exhibits furnished to the SEC in connection with the Company's earnings releases for Fiscal Year 2006 which are posted at www.heinz.com in the Heinz newsroom.

    SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

    --  sales, earnings, and volume growth,

    --  general economic, political, and industry conditions,

    -- competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs,

    -- the ability to identify and anticipate and respond through innovation to consumer trends,

    --  the need for product recalls,

    --  the ability to maintain favorable supplier relationships,

    --  currency valuations and interest rate fluctuations,

    --  changes in credit ratings,

    -- the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives,

    -- approval of acquisitions and divestitures by competition authorities, and satisfaction of other legal requirements,

    --  the ability to successfully complete cost reduction programs,

    -- the voting results on shareholder proposals, including the proposed amendments to require majority voting,

    -- the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures,

    -- the ability to effectively integrate acquired businesses, new product and packaging innovations,

    --  product mix,

    -- the effectiveness of advertising, marketing, and promotional programs,

    -- the ability to maintain sales growth while reducing any spending on advertising, marketing and promotional programs,

    --  supply chain efficiency,

    --  cash flow initiatives,

    -- risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments,

    -- changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

    --  the success of tax planning strategies,

    -- the possibility of increased pension expense and contributions and other people-related costs,

    --  the possibility of an impairment in Heinz's investments, and

    --  other factors described in "Risk Factors" and "Cautionary
        Statement Relevant to Forward-Looking Information" in the
        Company's Form 10-K for the fiscal year ended May 3, 2006.

    The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

    ABOUT HEINZ: H. J. Heinz Company, offering "Good Food Every Day"(TM) is one of the world's leading marketers and producers of nutritious foods in ketchup, condiments, sauces, meals, soups, snacks and infant foods. Heinz provides superior quality, taste and nutrition to people eating at home, at restaurants, at the office and "on-the-go." Heinz is a global family of leading branded products, including Heinz(R) ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), Ore-Ida(R) potato products, Weight Watchers(R) Smart Ones(R) entrees, Boston Market(R) meals, T.G.I. Friday's(R) snacks, and Plasmon infant nutrition. Heinz has number-one or number-two brands on five continents, showcased by Heinz(R) ketchup, The World's Favorite Ketchup(R). Information on Heinz is available at www.heinz.com.

    CONTACT: H. J. Heinz Company
             Media:
             Ted Smyth, 412-456-5780
             or
             Michael Mullen, 412-456-5751
             Michael.mullen@us.hjheinz.com